Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of Corvus Pharmaceuticals, Inc. hereby constitutes and appoints Richard A. Miller, M.D. and Leiv Lea, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign Amendment No. 1 to the registration statement on Form S-1 filed herewith and any and all amendments to such registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of February, 2016.

/s/ Steve Krognes
Steve E. Krognes